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FIFTH THIRD BANK AUTO RECEIVABLES TRUST
1996-A                                                                                                          Exhibit 20
Monthly Statement to Certificateholders
Servicer: Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


              Collection Period:                  1-Feb-99             28-Feb-99
              Distribution Date:                 15-Mar-99
                                                                                                             Per $1,000 of
                                                                                                                Original
Statement for Class A and Class B Certificateholders Pursuant                                               Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                    Certificate Amount
                                                                                                           ------------------
(i)    Principal Distribution
           Class A Certificate Amount                                             $     4,514,753.32       $    11.57610306
           Class B Certificate Amount                                             $       212,737.07       $    11.57563772

(ii)   Interest Distribution
           Class A Certificate Amount                                             $       284,142.64       $     0.72855907
           Class B Certificate Amount                                             $        13,716.76       $     0.74636848

(iii)  Servicing Fee                                                              $        47,989.58       $     0.11751083

(iv)   Class A Certificate Balance (after principal distributions)                $    50,480,596.92
       Class A Pool Factor (after principal distributions)                                 0.1294353
       Class B Certificate Balance (after principal distributions)                $     2,379,405.85
       Class B Pool Factor (after principal distributions)                                 0.1294703

(v)    Total Pool Balance (end of Collection Period)                              $    52,860,002.77

                                                                                      Current Period          Cumulative
                                                                                   -------------------   ------------------

(vi)   Defaulted Receivables                                                      $        167,120.77       $ 13,741,782.35
       Liquidation Proceeds                                                                211,767.40          7,509,430.59
                                                                                   -------------------   ------------------
       Aggregate Net Losses                                                       $        (44,646.63)      $  6,232,351.76
                                                                                   ===================   ==================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                      $               -
           Interest Portion                                                       $               -

(viii) Class A Interest Carryover Shortfall                                       $               -
       Class B Interest Carryover Shortfall                                       $               -
       Class A Principal Carryover Shortfall                                      $               -
       Class B Principal Carryover Shortfall                                      $               -

(ix)   Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                              $     6,125,764.72

(x)    Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                         $     6,125,764.72
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